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                                                                       Exhibit J


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of Dwight Capital Preservation Portfolio, a portfolio of the UAM Funds Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 27, 2000